                    GENERAL RELEASE AND SETTLEMENT AGREEMENT

      This General Release and Settlement Agreement (hereinafter "Agreement") is made and entered into as of the 2nd day of June, 2006 (the "Execution Date") by
and between ATOMIC FUSION, INC. ("Atomic Fusion" or "Plaintiff") on the one
hand, and BRIGHTLANE.COM, INC. ("BrightLane.com" or "Defendant") and TEAMSTAFF,
INC. ("TeamStaff, Inc.") (collectively "TeamStaff"). Atomic Fusion, BrightLane and TeamStaff, Inc. will be referred to collectively as the "Parties."

                                    RECITALS

      WHEREAS, Atomic Fusion filed a Complaint against BrightLane.com in the
Superior Court of Fulton, alleging claims arising out of a vendor relationship between Atomic Fusion and BrightLane.com and Atomic Fusion's subsequent status as a shareholder of BrightLane.com (hereinafter the "Lawsuit");

      WHEREAS, on August 27, 2004, the court in the Lawsuit entered a Final
Judgment, which awarded Atomic Fusion $534,246.00 in damages and $116,849.00 in attorneys' fees on its breach of contract claim (the "Judgment");

      WHEREAS, Defendant, has denied and continues to deny that it has any liability to Plaintiff, and its signing of this Agreement shall not be construed as an admission of liability or wrongdoing; and

      WHEREAS, TeamStaff, Inc. acquired BrightLane in a stock purchase transaction and has denied and continues to deny that it has any liability to
Plaintiff, and its signing of this Agreement shall not be construed as an admission of liability or wrongdoing; and

      WHEREAS, Plaintiff and TeamStaff desire to settle fully and finally the
Judgment, the claims, allegations, appeals, charges, complaints or potential legal action between them as stated herein;

      NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, as well as other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, IT IS AGREED AS FOLLOWS:

      1.    Dismissal of Claims by the Parties to this Agreement.
Contemporaneously with payment of the Initial Payment provided for in Section
2(a) herein, Plaintiff shall file a Dismissal with Prejudice in the Lawsuit and in the Georgia Court of Appeals in the form attached hereto as Exhibit "A" (the
"Dismissal"). The Dismissal will (a) Dismiss the Lawsuit, with prejudice; and
(b) dismiss all appeals by Plaintiff related to the Lawsuit, with prejudice.

      2.    Payment by Defendants. TeamStaff shall pay to Atomic Fusion the aggregate sum of $550,000 (the "Settlement Proceeds") as follows:

(a) Payment of $250,000.00 as set forth in subparagraph 2(d) (the "Initial
Payment").

(b) Two equal payments of $150,000.00 (each, a "Payment"), the first due on June
4, 2007 (the "2007 Payment Date") and the second due on June 2, 2008 (the "2008
Payment Date") (hereinafter referred to as the "Payments" or singularly with particularity, the "2007 Payment" and the "2008 Payment").

(c) Atomic Fusion is granted contingent title to, and possession of, 150,000 shares of TeamStaff stock (the "Shares") at $1.74 (the "Issue Price") to secure the unpaid portion of the Settlement Proceeds of $300,000.00, such Shares being accepted and governed by that certain Stock Purchase Agreement and Lock-Up
Agreement of even date herewith. TeamStaff will deliver the Shares within a reasonable time following the

Effective Date. Since certain corporate action must be taken to release the
Shares from escrow, TeamStaff will keep Plaintiff's counsel informed of its progress in this respect, and it is contemplated that the Shares will be delivered within forty-five (45) days of the Execution Date.

(d) The Parties will obtain consent of their respective Boards of Directors.
The Initial Payment is due within seventy-two (72) business hours after both
Parties exchange executed Board resolutions, provided, however, that the Initial
Payment will not be made later than June 12, 2006.

      3.    Atomic Fusion's Release. In consideration of the promises and covenants described in this Agreement, and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, Atomic
Fusion, for itself and for its officer, directors, shareholders, employees, successors, agents, assigns, attorneys and any other representatives, hereby releases and forever discharge BrightLane and TeamStaff, Inc., their respective officers, directors, shareholders, employees, successors, agents, assigns, attorneys and any other representatives, from any claims, demands, actions, causes of action, liabilities, controversies, or damages of any kind whatsoever, including claims to recover attorney's fees and expenses, whether arising at law or in equity, that Atomic Fusion has or may have had against BrightLane or
TeamStaff, Inc., or either of them, from the beginning of time through the execution of this Agreement, including, but not limited to any claims that were or could have been asserted in, or relative to, the Lawsuit, including, but not limited to, any claims that could have been brought against TeamStaff, Inc.
based on successor liability or `piercing the corporate veil' claims, for example.

      4.    TeamStaff Release. In consideration of the promises and covenants described in this Agreement, and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, both BrightLane and
TeamStaff, Inc., their officers, directors, shareholders, employees, successors, agents, assigns, attorneys and any other representatives, hereby release and forever discharge Atomic Fusion, their officer, directors, shareholders, employees, successors, agents, assigns, attorneys and any other representatives, from any claims, demands, actions, causes of action, liabilities, controversies, or damages of any kind whatsoever, including claims to recover attorney's fees and expenses, whether arising at law or in equity, that Defendants have or may have had against Atomic Fusion, from the beginning of time through the execution of this Agreement, including, but not limited to, any claims that were, or could have been, asserted in the Lawsuit.

      5.    Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Georgia, and not by choice of law principles or the law of any other state.

      6.    No Admission of Liability. No Party to this Agreement admits any fault or wrongdoing in any manner and, in fact, expressly denies same. The
Parties enter this Agreement for the sole purpose of disposing of all existing or potential claims that they currently have, have had at any time in the past, or may have in the future, regarding thefacts and circumstances set forth in the
Lawsuit, or otherwise.

      7.    Confidentiality. The parties agree not to disclose the content of this Agreement or the fact of this settlement or any matters pertaining to this settlement unless such disclosure is (i) lawfully required by any governmental agency; (ii) otherwise required by law; or (iii) necessary in any legal proceeding in order to enforce

any provisions of this Agreement. The parties hereto agree that they will notify each other in writing within five (5) calendar days of the receipt of any subpoena, court order, or administrative order requiring disclosure of information subject to this non-disclosure provision. Atomic Fusion understands that TeamStaff, Inc. is a publicly traded corporation, and therefore TeamStaff,
Inc. has certain disclosure and material information release requirements under federal and state securities laws, rules and regulations (the "Regulatory
Requirements"). TeamStaff, Inc. will make whatever public disclosures or filings it deems necessary to satisfy the Regulatory Requirements to which it is subject, in its sole discretion.

      8.    Non-disparagement. The Parties agree not to make any oral or written statement or engage in conduct of any kind that either directly or indirectly disparages, criticizes, defames or otherwise cases a negative characterization upon each others' character or business operations, nor shall the Parties direct, encourage or assist anyone else to do so.

      9.    Entire Agreement. This Agreement embodies the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the Parties.

      10.   Amendment. It is expressly understood that this Agreement may not be altered, amended, modified or otherwise changed in any respect whatever except by a writing duly executed by the undersigned Parties and/or their respective authorized representatives. No condition, term, or provision of this Agreement may be waived by any Party except in a writing signed by the Party or its authorized representative that expressly sets forth the Party's intention to waive a condition, term or provision of this Agreement.

      11.   Succession. This Agreement shall be binding upon and for the benefit of the Parties and their representatives, heirs, successors and assigns.

      12.   Construction. The Parties acknowledge that this Agreement is the product of negotiations between the Parties and that for the purpose of construction, neither Party shall be deemed the author of this Agreement.

      13.   Voluntary Settlement. The undersigned signatories certify having read carefully all the provisions of this Agreement that they fully understand the same and the legal consequences of its execution; that the Parties have reviewed and discussed the same with their respective attorneys and agree with all its terms and conditions; that the Parties were given a reasonable period of time to consider the same; that the Parties agree with all of its terms and conditions; and that the Parties are executing the same with absolute freedom, knowledge and will.

      14.   Severability. In the event that any part of this Agreement shall be found to be illegal or in violation of public policy, or for any reason unenforceable at law, such finding shall not invalidate any other part hereof.

      15.   Attorneys' Fees. The parties hereto agree that should any party fail to comply with the terms of the Agreement, and/or if further proceedings are necessary to enforce the terms of the Agreement, any reasonable attorneys' fees and costs incurred to enforce the terms of the Agreement, whether or not formal legal action is taken, shall be paid to the prevailing party.

      16.   Execution in Counterparts and by Facsimile Transmission. This
Agreement may be executed in multiple counterparts, each of which shall be deemed an original. Signatures may be provided by facsimile transmission, which will be deemed

'originals' for all purposes. All counterparts shall constitute one agreement binding on each Party, regardless of whether each Party is a signatory to the same counterpart.

      No Assignment. The Parties hereby represent, warrant and covenant that they have not assigned, devised or otherwise conveyed any of their causes of action released herein to any other person or entity.

      IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date indicated below.

ATOMIC FUSION, INC.                    BRIGHTLANE.COM, INC.

By:______________________________      By:_____________________________________
Name:____________________________      Name: James D. Houston
Its:_____________________________      Its: Vice President of Business and Legal
Date: ___________________________      Affairs, General Counsel
                                       Date:___________________________________

                                       TEAMSTAFF, INC.
                                       By:_____________________________________
                                       Name: James D. Houston
                                       Its: Vice President of Business and Legal
                                       Affairs, General Counsel
                                       Date:___________________________________

                            STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of June 2,
2006 (the "Execution Date"), by and between TeamStaff, Inc., a New Jersey corporation (hereinafter the "Company" or "TeamStaff") and Atomic Fusion, Inc.
(hereinafter "Atomic Fusion" or "Investor"). TeamStaff and Atomic Fusion are
sometimes collectively referred to herein as the "Parties."

In consideration of the mutual covenants set forth herein, the Company and
Atomic hereby agree as follows:

1.    Settlement Agreement. The Parties are concurrently entering into a
Settlement Agreement and General Release (the "Settlement Agreement") that provides for payment terms, generally, as follows:

(a) Payment of the aggregate amount of $550,000.00 (the "Settlement Proceeds")
under the terms and conditions of the Settlement Agreement as generally set forth below.

(b) An Initial Payment of $250,000.00 as set forth in the Settlement Agreement.

(c) Two equal payments of $150,000.00 (each, a "Payment"), the first due on June
4, 2007 (the "2007 Payment Date") and June 2, 2008 (the "2008 Payment Date")
(the "Payments" or singularly with particularity, the "2007 Payment" and the
"2008 Payment").

(d) On the date the Settlement Agreement and this Agreement are executed, and
Board consents delivered, Atomic Fusion is granted contingent title to and possession of (subject to delivery of the Shares in accordance with the
Settlement Agreement), 150,000 shares of TSTF common stock traded under the
NASDAQ ticker symbol "TSTF" (the "Shares") at a price of $1.74 (the "Issue
Price") to secure the unpaid portion of the Settlement Proceeds of $300,000.00 that shall be outstanding until the consummation of the Payments or one or more
Elections, as described below.

(e) At each of the 2007 Payment Date and the 2008 Payment Date, respectively,
Atomic Fusion has the option to: (i) retain 75,000 Shares at the Issue Price
(TeamStaff liable for the difference of $19,500.00 in cash, payable on the respective Payment Date); or (ii) have TeamStaff make the respective Payment, whereupon Atomic Fusion will convey the Shares back to TeamStaff upon receipt of such cash Payment. The choosing by Atomic Fusion of option (i) or (ii) hereunder is an "Election."

(f) The amount of Shares to which the 2007 Payment Election may apply is 75,000
Shares. The amount of Shares to which the 2008 Payment Election may apply is
75,000 Shares. Atomic Fusion must give notice of intention at least ten (10)
days prior to each Payment Date whether Atomic Fusion will retain the applicable portion of the Shares, or receive the Payment and repurchase of the Shares by
TeamStaff. If no notice is given, TeamStaff will make, and Atomic Fusion will receive, the Payment, and Atomic Fusion will immediately re-convey the Shares to
TeamStaff. Once made, an Election is irrevocable.

Stock Purchase Agreement, 1

(g) The Shares are subject to a lockup agreement attached hereto as Exhibit 1
(the "Lockup Agreement") and will not be tradable during the Restricted Period
(as defined in the Lock-up Agreement) unless there is a default in Payment of the Settlement Proceeds. If there is a Default (as defined below), Atomic Fusion can, with 72 business hours notice and opportunity to cure, accelerate the entire indebtedness (without further proceeding) and take all right, title and interest in and to the Shares at the then-current market price, subject to SEC
Rule 144. In the event of such a Default and Atomic Fusion taking the stock upon the occurrence of such a Default, TeamStaff shall be liable for any deficiency between the then-current market price and any Settlement Proceeds still due
(giving full credit for any Payment made and/or consideration reflected by retention of the Shares at the Issue Price).

(h) A "Default" shall mean:

      (i)     TeamStaff fails to pay (whether when due, upon acceleration or otherwise) any sum owed hereunder; or

      (ii)    TeamStaff: becomes insolvent or bankrupt; makes an assignment for the benefit of creditors or consents to the appointment of a trustee or receiver; a trustee or a receiver is appointed for a Borrower or for a significant portion of a Borrower's assets; bankruptcy, reorganization or insolvency proceedings are instituted by or against a Borrower; or if any of the foregoing occurs with respect to any guarantor or other party liable for any of a Borrower's obligations owing to Lender.

(i) Atomic Fusion agrees to be bound under the provisions of SEC Rule 144 (as to time restrictions as well as volume restrictions on sale). The SEC Rule 144 holding period will commence when the Lock-Up Agreement expires.

2.    Election. Subject to the terms and conditions of this Agreement, Atomic
Fusion must make the Election in writing and declare its intention to retain or reconvey the Shares within ten (10) days of the 2007 Payment Date and 2008
Payment Date, respectively. Once the Election has been made, it is irrevocable.
The Election will evidence Atomic Fusion's intent and agreement to subscribe for and purchase from the Company 75,000 Shares of Common Stock (each a "Share") at the Issue Price, and the Company agrees to sell such Shares to the Investor for the Issue Price under the terms and conditions of this Agreement as of the
Election Date. The purchase price is considered paid upon receipt of the
Election. The Company will deliver the certificates representing the Shares of
Common Stock purchased upon execution of this Agreement in the name of the
Investor, subject to the terms and conditions of this Agreement and the Lock-up
Agreement.

3.    Representations of the Investor.

      (a)   The Investor represents that the Investor is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the United States Securities Act of 1933, as amended (the "Act"), and that the
Investor is able to bear the economic risk of an investment in the Shares.

      (b)   The Investor acknowledges that it has prior investment experience, including investment in non-registered securities, or has employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Company to the Investor and to evaluate the merits and risks of such an investment on the

Stock Purchase Agreement, 2

Investor's behalf, and that the Investor recognizes the highly speculative nature of this investment.

      (c)   The Investor acknowledges that the Investor has been furnished by the Company during the course of this transaction with all information regarding the Company which the Investor had requested or desired to know; that all documents which could be reasonably provided have been made available for
Investor's inspection and review; that the Investor has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company and any additional information which the Investor had requested.

      (d)   The Investor acknowledges that this purchase of Shares may involve tax consequences. The Investor acknowledges that the Investor must retain his or its own professional advisors to evaluate the tax and other consequences of an investment in the Shares.

      (e)   The Investor acknowledges that this offering of Shares has not been reviewed by the United States Securities and Exchange Commission ("SEC")
because of the Company's representations that this is intended to be a nonpublic offering pursuant to Sections 4(2) or 3(b) of the Act. The Investor represents that the Shares are being purchased for his or its own account, for investment and not for distribution or resale to others. The Investor agrees that the
Investor will not sell or otherwise transfer the Shares unless they are registered under the Act or unless an exemption from such registration is available.

      (f)   The Investor understands that the Shares have not been registered under Act by reason of a claimed exemption under the provisions of the Act that depends, in part, upon the Investor's investment intention. In this connection, the Investor understands that it is the position of the SEC that the statutory basis for such exemption would not be present if his or its representation merely meant that the Investor's present intention was to hold such securities for a short period, such as the capital gains period of tax statutes, for a deferred sale, for a market rise, assuming that a market develops, or for any other fixed period.

      (g)   The Investor consents to the placement of a legend on any
certificate or other document evidencing the Shares stating that they have not been registered under the Act, setting forth or referring to the restrictions on transferability and sale thereof under the Lock Up Agreement and further restrictions applicable under Rule 144.

      (h)   The Investor hereby represents that the address of Investor furnished by it at the end of this Agreement is the Investor's principal business address.

      (i)   The Investor hereby represents that, except as set forth in
Section 4 below, no representations or warranties have been made to the Investor by the Company or any agent, employee or affiliate of the Company and in entering into this transaction, the Investor is not relying on any information, other than the results of independent investigation by the Investor.

4.    Representations and Warranties of the Company. The Company represents and warrants that:

      (a)   Corporate Existence and Qualification. The Company is a
corporation duly organized and existing under the laws of New Jersey and is authorized to do business in its state of incorporation and all other jurisdictions where its activities would require that it be so

Stock Purchase Agreement, 3

registered, and is doing business in the State of New Jersey. The Company has the power to own its property and to carry on its business as it is now being conducted.

      (b)   Corporate and Other Authority. The Company has the full power and authority, corporate and otherwise, to execute and deliver this Agreement and to perform and observe the terms and provisions of this Agreement.

      (c)   Corporate Action. All corporate action by the Company, its directors, officers or stockholders, necessary for the authorization, execution delivery and performance of this Agreement, has been duly taken.

      (d)   Incumbency of Officers. The officers of the Company executing this
Agreement are duly and properly in office and fully authorized to execute the
Agreement and any necessary or desirable ancillary agreements, certificates, etc.

      (e)   Agreement Valid and Binding. This Agreement has been duly
authorized, executed and delivered by the Company and the Shareholder is a legal, valid and binding agreement of the Company, which may be specifically enforced against the Company.

      (f)   No contrary By-Law, Agreement or Statute. There is no charter, bylaw or capital stock provision of the Company, and no provision of any indenture or agreement, written or oral, to which the Company is a party or under which the Company is obligated, nor is there any statute, rule or regulation, or any judgment, decree or order of any court or agency binding on the Company which would be contravened by the execution and delivery of this
Agreement, or by the performance of any provision, condition, covenant or other term of this Agreement.

      (g)   Validity of Shares. The Shares have been duly and validly
authorized and when issued and paid for in accordance with the terms hereof, will be valid and binding obligations of the Company enforceable in accordance with their respective terms, fully paid and non-assessable.

      (h)   Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with any federal, state or local governmental authority or any third party is required on the part of the Company in order to enable the Company to execute, deliver and perform its obligations under this Agreement and the Related Agreements, except for such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement. All such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law or regulation.

5.    Miscellaneous.

      (a)   Successors and Assigns. This Agreement will bind and inure the benefit of the Parties and their respective successors and assigns.

      (b)   Attorney's Fees. In the event of any legal action or suit in relation to this Agreement or any note or other instrument or agreement required under this Agreement, or in the event that either party incurs any legal expense in protecting its rights under this Agreement in any legal proceeding, the party not prevailing in any such action, will pay to the prevailing party for the prevailing party's reasonable attorneys' fees and all other reasonable costs and expenses of the action.

Stock Purchase Agreement, 4

      (c)   Effect of Headings. The headings used in this Agreement are included for convenience only and are not to be used in construing or interpreting this Agreement. Recitals are hereby incorporated by reference in and form a part of this Agreement between the Parties.

      (d)   Remedies. Except as otherwise provided in this Agreement, the rights and remedies provided herein are cumulative and the use of any one right or remedy by either party will not preclude or waive its right to use any other or all other remedies. The rights and remedies specified in this Agreement are in addition to any of the rights the Parties may have by law, statute, ordinance or otherwise, subject to any provision for exclusive remedies in this Agreement.

      (e)   Additional Documents. The Parties agree to execute any and all other documents which may be required to carry out the purposes of this
Agreement.

      (f)   Entire Agreement. The entire Agreement between the Parties is set forth herein, including the Exhibits attached hereto and made a part hereof, and any amendment or modification will be in writing and will be executed by duly authorized representatives in the same manner as this Agreement. The provisions of this Agreement are severable, and if any one or more such provisions are determined to be illegal or otherwise unenforceable, in whole or in part, under the laws of an applicable jurisdiction, the remaining provisions or portions hereof will, nevertheless, be binding on and enforceable by and between the
Parties hereto.

      (g)   Applicable Law; Venue. The Parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Georgia applicable to contracts made and to be performed wholly within the State of Georgia, without regard to the conflict of laws principles thereof. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in Fulton County, Georgia and they hereby submit to the exclusive jurisdiction of the courts of the State of Georgia located in Georgia and of the federal courts in the Northern District of Georgia with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned shall furnish in writing to the other.

      (h)   Separate Provisions. If any provisions in this Agreement or the application thereof to any person or circumstances will be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances will not be affected thereby, and the intent of this Agreement will be enforced to the greatest extent permitted by law.

      (i)   Counterparts. This Agreement may be signed in counterparts, and delivery of the same constitutes a binding Agreement among the Parties.

      (j)   Signatures by Facsimile Transmission. Facsimile transmission may be used for providing signed copies of this Agreement, and such facsimile copies will be considered originals for all purposes relative to this Agreement.

Stock Purchase Agreement, 5

      (k)   Notice. Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the particular party as set forth immediately below. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

      IN WITNESS WHEREOF, this Agreement has been executed by the individual signatories below and by duly authorized officers of the corporate signatories below, each as of the date first above written.

                                  TeamStaff, Inc.

                                  By:_________________________________________

                                  Name:  James D. Houston
                                  Title: Vice President of Business
                                         and Legal Affairs, General Counsel

                                  Atomic Fusion, Inc.

                                  By:_________________________________________
                                  Name:
                                  Title:

Stock Purchase Agreement, 6

                                LOCK-UP AGREEMENT

            THIS LOCK-UP AGREEMENT, is entered into as of June 2, 2006 (the
"Agreement"), by and between TeamStaff, Inc., a New Jersey corporation
("TeamStaff" or the "Company") and Atomic Fusion, Inc., a Georgia corporation
("Atomic Fusion"). The parties hereto are sometimes collectively referred to herein collectively as the "Parties."

                                    RECITALS

            WHEREAS, contemporaneously with this Agreement the Company and
Atomic Fusion entered into a Settlement Agreement (the "Settlement Agreement")
and Stock Purchase Agreement (the "Stock Purchase Agreement") (all capitalized terms used but not defined herein have the meanings given to them in the Stock
Purchase Agreement);

            WHEREAS, pursuant to the Settlement Agreement and Stock Purchase
Agreement, upon Election by Atomic Fusion, the Company will irrevocably sell to
Atomic Fusion an aggregate of 150,000 Shares, par value $.001 per share, of the
Company's Common Stock, traded under the NASDAQ ticker symbol "TSTF" (the
"Shares") in installments of 75,000 Shares on each of two dates, June 4, 2007 and June 2, 2008;

            WHEREAS, TeamStaff is delivering the Shares in the name of Atomic
Fusion under the Settlement Agreement and Stock Purchase Agreement as security for TeamStaff's payment obligations under the Settlement Agreement, which delivery does not constitute a sale of the Shares to Atomic Fusion unless and until Atomic Fusion makes an Election (as set forth in the Stock Purchase
Agreement and Settlement Agreement);

            WHEREAS, the Parties hereto desire to restrict the sale, assignment, transfer, encumbrance or other disposition of the Shares and obligations in respect thereof as hereinafter provided.

            NOW THEREFORE, in consideration of the premises and of the terms and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

            Section 1. Prohibition on Transfers.

            (a) Prohibition on Transfers During Restricted Period. Except as set
forth in Section 3, Atomic Fusion shall not at any time prior to the release dates set forth in the Settlement Agreement and Stock Purchase Agreement (the
"Restricted Period"), directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any of the Shares or
(ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the
Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Shares, in cash or otherwise (any such transaction, whether or not for consideration, being referred to herein as a "Transfer" and each Person to whom a Transfer is made, regardless of the method of Transfer, is referred to as a "Transferee").

Lock Up Agreement, 1

            (b) Obligations of Transferees. Except for Transfers described in the last sentence of this paragraph, no Transfer by Atomic Fusion (including a permitted Transfer pursuant to clause (a) or (b) of Section 3), shall be effective unless the Transferee shall have executed and delivered to the Company an appropriate document in form and substance reasonably satisfactory to the
Company confirming that the Transferee takes such Shares subject to all the terms and conditions of this Agreement to the same extent as its transferor was bound by such provisions (including without limitation that the Transferred
Shares bear legends substantially in the forms required by Section 4(a) of this
Agreement). Transfers by such Transferees shall be subject to the terms of this
Agreement. The requirements set forth in this paragraph shall not apply to
Transfers (i) in conformity with Rule 144 (a "Rule 144 Transfer") under the
Securities Act, (ii) pursuant to an effective registration statement under the
Securities Act, or (iii) permitted by Section 3.

            Section 2. Compliance with Securities Laws. Atomic Fusion shall not, at any time during or following the Restricted Period make any Transfer (other than a Transfer permitted pursuant to clause (a) of Section 3), except (a)
Transfers pursuant to an effective registration statement under the Securities
Act, (b) Rule 144 Transfers or (c) if Atomic Fusion shall have furnished the
Company with an opinion of counsel, if reasonably requested by the Company, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that the Transfer is otherwise exempt from registration under the
Securities Act and that the Transfer otherwise complies with the terms of this
Agreement.

            Section 3. Permitted Transfers. The restrictions on Transfers set forth in Section 1(a) of this Agreement shall not apply to a Transfer (a) in connection with any merger, consolidation or other business combination of
Atomic Fusion; or (b) one-half of the Shares on June 4, 2007, when the
Restricted Period will cease as to 75,000 Shares under the terms of the
Settlement Agreement and Stock Purchase Agreement, which Shares will then become subject to Rule 144, provided that Atomic Fusion has made an Election to retain those Shares, and provided that Atomic Fusion has executed the Stock Purchase
Agreement; or (c) all of the Shares on or after June 2, 2008 when the Restricted
Period will cease as to the remaining 75,000 Shares under the terms of the
Settlement Agreement and Stock Purchase Agreement which Shares will then become subject to Rule 144, provided that Atomic Fusion has made an election to retain those Shares, and provided that Atomic Fusion has executed the Stock Purchase
Agreement.

            Section 4. Other Restrictions.

            (a) Legends. Atomic Fusion hereby agrees that each outstanding certificate representing Shares shall bear legends reading substantially as follows:

                  (i) The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state and may not be transferred, sold or otherwise disposed of except while such a registration is in effect or pursuant to an exemption from registration under said Act and applicable state securities laws.

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                  (ii) The securities represented by this certificate are
            subject to the terms and conditions set forth in a Lock-up
            Agreement, dated as of June 2, 2006, copies of which may be obtained from the issuer or from the holder of this security. No transfer of such securities will be made on the books of the issuer unless accompanied by evidence of compliance with the terms of such agreement.

            (b) Termination of Restrictive Legends. The restrictions referred to in Section 4(a)(i) shall cease and terminate as to any particular Shares (x)
when, in the opinion of counsel for the Company, such restriction is no longer required in order to assure compliance with the Securities Act or (y) when such
Shares shall have been transferred in a Rule 144 Transfer or effectively registered under the Securities Act. The restrictions referred to in Section
4(a)(ii) shall cease and terminate at the end of the Restricted Period. Whenever such restrictions shall cease and terminate as to any Shares, Atomic Fusion shall be entitled to receive from the Company, in exchange for such legended certificates, without expense (other than applicable transfer taxes, if any, if such unlegended Shares are being delivered and transferred to any Person other than the registered holder thereof), new certificates for a like number of
Shares not bearing the relevant legend(s) set forth in Section 4(a). The Company may request from Atomic Fusion a certificate or an opinion of such Stockholder's counsel with respect to any relevant matters in connection with the removal of the legend(s) set forth in Section 4(a)(i) from such Stockholder's stock certificates, any such certificate or opinion of counsel to be reasonably satisfactory to the Company.

            (c) Copy of Agreement. A copy of this Agreement shall be filed with the corporate secretary of the Company and shall be kept with the records of the
Company and shall be made available for inspection by any stockholder of the
Company.

            (d) Recordation. The Company shall not record upon its books any
Transfer except Transfers in accordance with this Agreement.

            Section 5. No Other Rights. Atomic Fusion understands and agrees that the Company is under no obligation to register the sale, transfer or other disposition of the Shares by Atomic Fusion or on Atomic Fusion's behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

            Section 6. Effectiveness; Term. This Agreement shall become effective simultaneously with the execution of the Stock Purchase Agreement and shall terminate without liability or penalty on the part of any party or its directors, officers, fiduciaries, employees and stockholders to any other party or such other party's Affiliates upon termination of the Stock Purchase
Agreement.

            Section 7. Specific Performance. Atomic Fusion acknowledges that there would be no adequate remedy at law if Atomic Fusion fails to perform any of its obligations hereunder, and accordingly agrees that the Company, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to specific performance of the obligations of Atomic Fusion under this Agreement in accordance with the terms and conditions of this
Agreement. Any remedy under this Section 7 is subject to certain equitable defenses and to the discretion of the court before which any proceedings therefore may be brought.

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            Section 8. Notices. All notices, statements, instructions or other documents required to be given hereunder shall be in writing and shall be given either personally or by mailing the same in a sealed envelope, first-class mail, postage prepaid and either certified or registered, return receipt requested, or by telecopy, and shall be addressed to the Company at its principal offices and to Atomic Fusion at the address furnished to the Company by Atomic Fusion.

            Section 9. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

            Section 10. Recapitalizations and Exchanges Affecting Shares. The
provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares, to any and all shares of capital stock or equity securities of the Company which may be issued by reason of any stock dividend, stock split, reverse stock split, combination, recapitalization, reclassification or otherwise.

            Section 11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia as applied to contracts to be performed in Georgia.

            Section 12. Jurisdiction; Waiver of Trial by Jury. The parties hereby consent to the jurisdiction of the United States District Court for the
Northern District of Georgia and any of the state courts of Fulton County,
Georgia in any dispute arising under this Agreement and agree further that service of process or notice in any such action, suit or proceeding shall be effective if in writing and delivered in person or sent as provided in Section 8 hereof.

            Section 13. Descriptive Headings, Etc. The headings in this
Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this
Agreement otherwise requires, references to "hereof," "herein," "hereby,"
"hereunder" and similar terms shall refer to this entire Agreement.

            Section 14. Amendment. This Agreement may not be amended or supplemented except by an instrument in writing signed by each of the parties hereto.

            Section 15. Severability. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

            Section 16. Complete Agreement; Counterparts. This Agreement
(together with the Stock Purchase Agreement and the Settlement Agreement)
constitutes the entire agreement and supersedes all other agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof. This Agreement may be executed by any one or more of the Parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

      [Remainder of Page Intentionally Left Blank; Signatures on Next Page]

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            IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be duly executed on the date first written above.

TeamStaff, Inc.                                  Atomic Fusion, Inc.
_______________________________                  _______________________________
By:  __________________________                  By:  __________________________
Its: __________________________                  Its: __________________________

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